Exhibit 1(e)

                                                        Draft--February 20, 1996

                         LORD ABBETT GLOBAL FUND, INC.

                             ARTICLES OF AMENDMENT


     LORD ABBETT GLOBAL FUND, INC., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The Articles of Incorporation of the Corporation (hereinafter called the "Articles"), as heretofore amended, are hereby further amended by:

(i) specifying the legal name for the existing class of capital stock of the
 -
Income Series of the Corporation, both outstanding shares and unissued shares, as Class A shares of the Income Series and (ii) specifying the legal name for
                                            --
the existing class of capital stock of the Equity Series of the Corporation, both outstanding shares and unissued shares, as Class A shares of the Equity Series.

     SECOND: A majority of the entire Board of Directors of the Corpora tion on [March 14], 1996, duly adopted resolutions approving the foregoing amendment to the Articles.

     THIRD: The amendment of the Articles hereinabove set forth has been duly approved by the Board of Directors of the Corporation and is limited to a change expressly permitted by (S) 2-605 of the General Corporation Law of the State of Maryland to be made without action of the stockholders.

     FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended from time to time.

     IN WITNESS WHEREOF, Lord Abbett Global Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on ____________, 1996.

                                     LORD ABBETT GLOBAL FUND, INC.


                                     By:  _____________________
                                                    , President

WITNESS:



______________________________
                  ,  Secretary

       THE UNDERSIGNED, President of Lord Abbett Global Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                             ______________________________
                                                                , President

                                       3